Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this statement on Schedule 13D (“Statement”) is being jointly filed, and any amendments thereto will be jointly filed, by Bluescape Clean Fuels Holdings, LLC, as the main and designated filer, on behalf of each of the persons and entities named below that is named as a reporting person in such filing. Each of the undersigned is responsible for the timely filing of this Statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 27th day of February, 2023.

BLUESCAPE CLEAN FUELS HOLDINGS, LLC

By:	Bluescape Energy Recapitalization and Restructuring Fund IV LP, its Manager
By:	Bluescape Energy Partners LLC, its General Partner

By:	/s/ C. John Wilder
Name:	C. John Wilder
Title:	Authorized Signatory

BLUESCAPE ENERGY RECAPITALIZATION AND RESTRUCTURING FUND IV LP

By:	Bluescape Energy Partners LLC, its General Partner

By:	/s/ C. John Wilder
Name:	C. John Wilder
Title:	Executive Chairman

BLUESCAPE ENERGY PARTNERS LLC

By:	/s/ C. John Wilder
Name:	C. John Wilder
Title:	Executive Chairman

C. JOHN WILDER

By:	/s/ C. John Wilder
Name:	C. John Wilder